CALVERT SOCIAL INDEX SERIES, INC.

ADMINISTRATIVE SERVICES AGREEMENT

REVISED AND RESTATED SCHEDULE A

            Listed below are the series of Calvert Social Index Series, Inc. that are entitled to receive administrative services from Calvert Investment Administrative Services, Inc. ("CIAS") under the Administrative Services Agreement dated June 22, 2000, and which will pay annual fees to CIAS pursuant to the Agreement.

            Calvert Social Index Fund

            Class A                        0.15%

            Class B                        0.15%

            Class C                        0.15%

            Class I                          0.10%

            Class Y                        0.15%

              CALVERT SOCIAL INDEX SERIES, INC.

            BY: /s/William M. Tartikoff

                     William M. Tartikoff

                     Vice President and Secretary

              Calvert INVESTMENT Administrative services, inc.

            BY: /s/Ronald M. Wolfsheimer

                    Ronald M. Wolfsheimer

                     Executive Vice President, Chief Financial and Administrative Officer

Effective Date: January 1, 2014